As filed with the Securities and Exchange Commission on July 9, 1999

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                              PRIME COMPANIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                51-2031531
           (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBER)

                           155 Montgomery Street, #406
                         San Francisco, California 94104
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                    COMPENSATION AGREEMENT OF DAVID LEFKOWITZ
                              (FULL TITLE OF PLAN)

                                -----------------

                           David Lefkowitz, President
                           155 Montgomery Street, #406
                         San Francisco, California 94104
                                  415/398-4242
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                -----------------

                                    COPY TO:
                              Cassidy & Associates
                                1504 R Street, NW
                             Washington, D.C. 20009
                                  202/387-5400

                                -----------------

                         CALCULATION OF REGISTRATION FEE

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     Title of Securities           Amount being       Proposed Maximum        Proposed Maximum         Amount of
      to be Registered            Registered (1)       Offering Price             Aggregate          Registration
                                                        Per Share (2)        Offering Price (2)           Fee
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Common Stock, par value               200,000              $ 0.145               $.000278             $8.062
$.0001 per share
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(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, on the basis of the average of $0.14 and $0.15, the high and low price, respectively, of the Common Stock as reported on the NASD OTC Bulletin Board on May 5, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                              PRIME COMPANIES, INC.

                200,000 SHARES OF COMMON STOCK, $.0001 PAR VALUE
                   ISSUED PURSUANT TO A COMPENSATION AGREEMENT

         This Prospectus is a part of a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, by Prime Companies, Inc. (the "Company" or the "Registrant"). This Prospectus does not contain all the information set forth in the Registration Statement, including the exhibits filed as part thereof and otherwise incorporated therein to which reference is hereby made. Copies of the Registration Statement and the exhibits may be inspected at the offices of the Commission, and may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed fees.

         The compensation agreement, together with the information contained in Items 1 and 2 of Part I hereof and the documents incorporated by reference in
Item 3 of Part II of the Registration Statement, taken together, are intended to constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended, and Rule 428 of the General Rules and Regulations of the Commission thereunder.

         The Company's Common Stock is listed for trading on the NASD Bulletin Board under the symbol "PRMC". Currently, there is no public market for the Securities.

ITEM 1.  PLAN INFORMATION

         The 200,000 shares of the Company's common stock, $.0001 par value per share, to which this Registration Statement relates are being issued pursuant to a compensation agreement (the "Agreement") with David Lefkowitz (the "Employee") for services rendered for the Company by the Employee. The Agreement is filed as part of this Registration Statement as an exhibit.

         The common stock registered hereby (the "Common Stock") is not subject to any provisions of the Employee Retirement Income Security Act of 1974. The Common Stock is treasury stock, and no shares thereof will be purchased in the open market by the Registrant. There are no restrictions imposed upon the Employees in the resale of the Common Stock within the United States except those imposed by Federal or state securities laws and regulations. The receipt of the Common Stock may be considered income and may give rise to Federal and state income taxation for the Employee, who is advised to consult with an advisor concerning taxation arising from receipt of the Common Stock. The Registrant anticipates that it will have a corresponding deduction for income tax purposes as compensation paid to the Employee.

         Any person to whom the securities will be issued under this Registration Statement may receive additional information concerning the Company, the Agreement, this Registration Statement or other information, without charge, upon written or oral request made to Prime Companies, Inc., 155 Montgomery Street, Suite 406, San Francisco, California 94104, and its telephone number is 415-398-4242.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The Company will provide without charge to each person to whom a Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference as specified in
Item 3 of Part II of the Registration Statement of which this Prospectus forms a part exclusive of exhibits thereto unless such exhibits are specifically incorporated by reference into the information that has been incorporated into this Prospectus and any other documents required to be delivered pursuant to Rule 428(b) of the General Rules and Regulations of the Commission. Requests for any of the foregoing should be directed to David

Lefkowitz, President, 155 Montgomery Street, Suite 406, San Francisco, California 94104, and its telephone number is 415-398-4242.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or to make any representations in connection with the offering described herein other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the issuer or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates, or any offer of such shares of Common Stock to any person in any jurisdiction in which such offer is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to such date.



              The date of this Prospectus is July 9, 1999.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents and any and all amendments thereto filed by Prime Companies, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         1. The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 1998 filed with the Commission on June 29, 1999 (file number 333-71425);

         2. The Company's Form 8-K/A filed with the Commission on May 5, 1999 (file number 0-22919);

         3.  Any document filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") through and subsequent to the date hereof and prior to the termination of the offering of the securities subject hereto.

ITEM 4.  DESCRIPTION OF SECURITIES

         Under the Company's Certificate of Incorporation, the authorized capital stock of the Company consists of 60,000,000 shares, of which 50,000,000 shares are Common Stock and 10,000,000 shares are Preferred Stock. As of the date of this Prospectus, the Company had 6,857,742 shares of Common Stock outstanding and no shares of Preferred Stock.

         The following summary description of the securities of the Company is qualified in its entirety by reference to the Certificate of Incorporation, filed as an exhibit hereto.

COMMON STOCK

         The holders of Common Stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders of the Company. The holders of Common Stock have the sole right to vote, except as otherwise provided by law or by the Company's Certificate of Incorporation, including provisions governing any Preferred Stock. The Common Stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general shareholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, validly issued, fully paid and non-assessable.

         Subject to the rights of any outstanding shares of Preferred Stock, the holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding.

PREFERRED STOCK

         The Board of Directors is authorized, without action by the holders of the Common Stock, to provide for the issuance of the Preferred Stock in one or more series, to establish the number of shares to be included in each series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. This includes, among other things, voting rights, conversion privileges, dividend rates, redemption rights, sinking fund provisions and liquidation rights which may be superior to the Common Stock. The issuance of one or more series of the Preferred Stock could adversely affect the voting power of the holders of the Common Stock and could have the effect of discouraging or making more difficult any attempt by a person or group to attain control of the Company. The Company has no present plans to issue any additional shares of Preferred Stock.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

         5.1  Opinion of Cassidy & Associates

         10.1 Consulting Services Letter

         3.1  Consent of Hein + Associates LLP

         3.2  Consent of Cassidy & Associates (contained in Exhibit 5.1)


ITEM 9.  UNDERTAKINGS

         (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              iii. To include any additional or changed material information with respect to the plan of distribution.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 9th Day of July, 1999.

                                       PRIME COMPANIES, INC.

                                       By  /s/ Irving Pfeffer
                                         --------------------------------------
                                       Irving Pfeffer, Chief Executive Officer


                                       By  /s/ David Lefkowitz
                                         --------------------------------------
                                       David Lefkowitz, Chief Financial Officer


                            ----------------------------

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


         SIGNATURE                     TITLE                     DATE


/s/ Irving Pfeffer
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Irving Pfeffer                         Director                July 9, 1999


/s/ David Lefkowitz
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David Lefkowitz                        Director                July 9, 1999


/s/ Marshall Raines
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Marshall Raines                        Director                July 9, 1999

/s/ Alon Adani
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Alon Adani                             Director                July 9, 1999